EXHIBIT 10.6

THIS AGREEMENT (this “Agreement”), dated May 31, 2013 is entered into by and between WESTPORT ENERGY HOLDINGS INC., a Delaware corporation (the “Company”), and YA GLOBAL INVESTMENTS, L.P. (the “Investor”).

WHEREAS:

A.	Reference is made to the Securities Purchase Agreement dated as of August 17, 2010, as amended, between the Company and the Investor pursuant to which the Company has issued and the Investor has purchased certain convertible debentures (the “Securities Purchase Agreement”).

B.	The parties desire that new Series D Convertible Debentures be issued by the Company and purchased by Investor from time-to-time, in amounts to be determined by the Company and Investor (the “Series D. Convertible Debenture(s)”), and that such Series D Convertible Debentures be subject to all of the terms and conditions of the Securities Purchase Agreement.

C.	The first Series D Convertible Debenture to be issued by the Company and purchased by Investor shall be in the original principal amount of $200,000 (the “First Series D Debenture”).

D.	Simultaneous with the issuance of each additional Series D Convertible Debentures, the parties shall further amend the Securities Purchase Agreement to (i) make each such Series D Convertible Debenture subject to the terms and conditions of the Securities Purchase Agreement and (ii) specify the closing date for the issuance and purchase of such Series D Convertible Debenture.

E.	All capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. The parties agree that the First Series D Debenture shall be in the original principal amount of $200,000.

2. The parties agree that the closing with respect to the First Series D Debenture shall take place on or about June 1, 2013.

3. The Investor represents that the Investor Representations and Warranties are true and correct as of the date hereof. The Company represents that the Company Representations and Warranties are true and correct as of the date hereof.

4. The parties agree that the purchase price for the First Series D Debenture shall be paid in full by the Investor by the assignment by the Investor to the Company of certain convertible debentures issued by Neomedia Inc. and held by the Investor pursuant to the assignment agreement of even date herewith.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

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Westport Energy Holdings Inc.		YA Global Investments, L.P.

		By:	Yorkville Advisors, LLC
		Its:	Investment Manager\

By:	/s/ Stephen Schoepfer	By:	/s/ David Gonzalez
Name:	Stephen Schoepfer	Name:	David Gonzalez
Title:	Chief Executive Officer	Title:	Member & General Counsel

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EXHIBIT A

WIRING INSTRUCTIONS

Bank:	Umpqua Bank
479 N. Central Blvd.
Coquille, OR 97423

Routing #:	123205054

Account Name:	Westport Energy, LLC (*)

Account #:

* Note that the Beneficiary for this wire is Westport Energy, LLC rather than Westport Energy Holdings Inc. Westport Energy, LLC is a wholly owned subsidiary of Westport Energy Holdings Inc.

Exhibit A – Wiring Instructions